Nelnet Re-Files Application for Industrial Bank Charter with the FDIC and the Utah Department of Financial Institutions

LINCOLN, Neb., Nov. 12, 2019 – Nelnet (NYSE: NNI) today announced it has re-filed its application with the Federal Deposit Insurance Corporation (FDIC) and the Utah Department of Financial Institutions (UDFI) to establish Nelnet Bank, a Utah-chartered industrial bank. If the charter is granted, Nelnet Bank would operate as an internet bank franchise with a home office in Salt Lake City and would leverage Nelnet’s experience and expertise helping students and families plan and pay for their education.

Nelnet’s roots go back more than 40 years as a federal student loan servicer and more than 30 years as a private education loan originator and servicer. If the charter is granted, the company’s bank subsidiary would offer a financially secure, experienced, and FDIC-insured lender to the private education loan marketplace. With diversified sources of funding that include deposits and securitizations, Nelnet Bank would act as a reliable and affordable source of funding for creditworthy, education-seeking consumers throughout all credit markets.

“Education decisions have a tremendous financial impact on families,” said Tim Tewes, president of Nelnet. “We see a growing need for experienced lenders who can help students and families make informed education finance decisions that position themselves for lifelong success. With our decades of experience helping families afford an education with a focus on superior customer experience, tuition payment plans, and as an education loan lender and servicer, Nelnet can be an ideal alternative to bring new solutions to borrowers funding their education.”

In June 2018, Nelnet filed its initial bank charter application with the FDIC and UDFI, before withdrawing its application in September 2018 following constructive dialogue with the FDIC and UDFI. Since then, Nelnet has continued to work with the FDIC and UDFI and to enhance its application for resubmission.

“The bank’s goal is to help students and families make their educational dreams possible with financial planning and product features that promote informed financial decisions as well as healthy spending and savings habits,” said Andrea Moss, chief executive officer and president of Nelnet Bank. “When borrowers and their families exhaust their federal student loan options, Nelnet Bank would be a place where they can turn to further fund their education. Nelnet Bank would also offer refinance options to help borrowers obtain better interest rates.”

Moss previously served as president of Comenity Capital Bank and has more than 26 years of experience in the financial services industry, with expertise in executive leadership, strategy, risk mitigation, and operations.

Nelnet Bank will be funded with an initial capital commitment of $100 million from Nelnet. Nelnet Bank will also be a separate subsidiary of Nelnet, and the industrial bank charter would allow the company to maintain its other diversified business offerings. Nelnet expects the charter application process to take an extended period of time.

Forward-Looking and Cautionary Statements

This press release contains forward-looking statements. The words “expect,” “will,” “would,” and similar expressions, as well as statements in future tense, are intended to identify forward-looking statements. These statements are subject to known and unknown risks and uncertainties that may cause actual results to differ materially from those expressed or implied by the forward-looking statements. Such risks include, but are not limited to: the risk that the announced industrial bank charter application may not result in the grant of a charter within the expected timeframe or at all; the uncertain nature of the expected benefits from obtaining an industrial bank charter; and risks of changes in the securitization markets for private and consumer student loans. All forward-looking statements in this release are as of the date of this release. Although the company may voluntarily update or revise its forward-looking statements from time to time to reflect actual results or changes in the company’s expectations, the company disclaims any commitment to do so except as required by securities laws.

About Nelnet

Nelnet (NYSE: NNI) is a diversified and innovative company focused on offering educational services, technology solutions, telecommunications, and asset management. Nelnet helps students and families plan and pay for their education and makes the administrative processes for schools more efficient with student loan servicing, tuition payment processing, and school administration software. Through its subsidiary, ALLO Communications, Nelnet offers fiber optic services directly to homes and businesses for ultra-fast internet and superior telephone and television services. The company also makes investments in real estate and early-stage and emerging growth companies. For more information, visit Nelnet.com.

Media Contact: Ben Kiser, 402.458.3024; OR Investor Contact: Phil Morgan, 402.458.3038